                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   HIE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                    HIE, INC.
                         1850 Parkway Place, Suite 1100
                             Marietta, Georgia 30067
                                 (770) 423-8450

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 1999

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of HIE, Inc. ("HIE" or the "Company"), which will be held at the Company's corporate office building, 1850 Parkway Place, Suite 320, Marietta, Georgia 30067, on Monday, May 17, 1999, at 11:00 a.m., Atlanta time, for the following purposes:

                  (1) To elect three Class I directors to serve for three-year terms, one Class II director to serve a one-year term and one Class III director to serve a two-year term, and in each case, until their successors are elected and qualified;

                  (2) To approve the amendment and restatement of the HIE Stock Option Plan I to, among other things, increase the number of shares reserved for issuance under such plan by 500,000 shares;

                  (3) To approve the amendment and restatement of the HIE Non-Employee Director Stock Option Plan to, among other things, increase the number of shares reserved for issuance under such plan by 250,000 shares;

                  (4) To approve the amendment and restatement of the HIE Employee Stock Purchase Plan to, among other things, increase the number of shares reserved for issuance under such plan by 200,000; and

                  (5) To transact any and all other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 8, 1999, as the record date for determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the envelope which has been provided. In the event you attend the annual meeting, you may revoke your proxy and vote your shares in person.

         I look forward to welcoming you at the meeting.

                                       By Order of the Board of Directors

                                       /s/ J. Edward Pearson, Jr.

                                       J. Edward Pearson, Jr.
                                       Secretary

Marietta, Georgia
April 7, 1999

                                    HIE, INC.

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 1999

         The Board of Directors of HIE, Inc., a Georgia corporation ("HIE" or the "Company"), is furnishing this Proxy Statement to the holders of its common stock, par value $.01 per share, together with associated preferred stock purchase rights (the "Common Stock"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 11:00 a.m., Atlanta time, on Monday, May 17, 1999 and at any and all adjournments thereof.

         At the Annual Meeting, shareholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions if the proxy is properly signed and returned to the Company before the Annual Meeting. If no directions are specified, the shares will be voted (i) FOR the election of the director nominees, (ii) FOR approval of the amendment and restatement of the HIE, Inc. Stock Option Plan I, (iii) FOR approval of the amendment and restatement of the HIE, Inc. Non-Employee Director Stock Option Plan, (iv) FOR approval of the amendment and restatement of the HIE, Inc. Employee Stock Purchase Plan, and (v) in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

         The Company will bear the expenses of preparing, printing and mailing this Proxy Statement and soliciting the proxies sought hereby. In addition to the use of the mails, proxies may be solicited by officers, directors and employees of the Company, who will not receive additional compensation therefor, in person or by telephone or facsimile transmission. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $3,500, plus expenses. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of March 8, 1999 and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

         The mailing address of the principal executive offices of the Company is 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067, and the telephone number is (770) 423-8450.

         This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about April 7, 1999. A copy of the Company's 1998 Annual Report to Shareholders is being mailed with this Proxy Statement.

QUORUM AND VOTING REQUIREMENTS

         The close of business on March 8, 1999 has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding 25,303,458 shares of its Common Stock. Each share of Common Stock entitles the holder to one vote on each matter properly coming before the meeting.

         The presence of the holders of a majority of the outstanding shares entitled to vote whether present in person or by proxy at the Annual Meeting will constitute a quorum. Abstentions will be treated as present for purposes of determining a quorum. Shares held by a broker as nominee (i.e., in "street name") that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares ("broker non-votes"), will also be treated as present for quorum purposes.

         With regard to the election of directors, votes may be cast for or votes may be withheld from each nominee. Abstentions may not be specified with respect to the election of directors. Under Georgia law, assuming a quorum is present, directors are elected by a plurality of the votes cast. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

         With regard to the approval of the amendments and restatements of the plans, votes may be cast for or against such proposals, or shareholders may abstain from voting thereon. Under the Company's by-laws, assuming a quorum is present, each such proposal would be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. However, to comply with Nasdaq shareholder approval requirements, the approval of the amendments and restatements of the plans requires the affirmative vote of a majority of the total votes cast on each proposal in person or by proxy. As a result, abstentions will have the effect of a vote against such proposals, but the failure of a shareholder to submit a proxy or attend the Annual Meeting, including broker non-votes, will have no effect on the outcome of these proposals.

                            I. ELECTION OF DIRECTORS

         The Board of Directors is currently comprised of eleven directors in three classes serving staggered terms. The Board has nominated and recommends for election as director the five nominees as set forth below. Each nominee currently serves as a director of the Company.

         On June 8, 1998, the Board of Directors increased the number of directors constituting the Board from nine to eleven members, and Messrs. Mark
D. Shary and Scott A. Jones were appointed to fill the newly created positions. The Georgia Business Corporation Code requires that when the number of directors on a staggered board is increased and newly created directorships are filled by the board, the terms of the additional directors expire at the next shareholders meeting at which directors are elected. Accordingly Messrs. Jones and Shary are being nominated for election as Class II and III directors, respectively, at the Annual Meeting.

         The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as a director. However, should any of such nominees become unable to serve, the proxies may be voted for a substitute nominee or nominees, or to allow the vacancy created thereby to remain open until filled by the Board, or to reduce the size of the full Board in the discretion of those persons named as proxies in the form of proxy.

         The following is a brief description of the principal occupation and business experience during the last five years, directorships of publicly-held companies presently held by each director nominee and certain other information for each of the five director nominees and for each of the other six directors whose terms will continue after the 1999 Annual Meeting.

                 CLASS I NOMINEES FOR THE TERM EXPIRING IN 2002

         William J. Gresham, Jr., age 56, has served as a director of HIE since June 1995. He has been a consultant to Gresham Real Estate Advisors, Inc., a real estate management and brokerage firm, since 1992 and previously was a consultant to the Landmark Group, a real estate management and development firm, from 1990 to 1992. From 1987 to 1990, he served as Chairman of the Board of City Group, Inc., a real estate development firm, and also served as President of that company from 1989 to 1992. Mr. Gresham is also a director of Riverside Bank.

         Charles R. Hatcher, Jr., M.D., age 68, has served as a director of HIE since June 1995. Dr. Hatcher has served as an advisor to the University President and the Board of Trustees of Emory University and Director Emeritus of the Robert W. Woodruff Health Sciences Center of Emory University since 1996. He has been a physician since 1962, and until his retirement during 1996, had served as Director and Vice President for Health Affairs at the Robert W. Woodruff Health Sciences Center since 1984 and Professor of Surgery at the Emory University School of Medicine since 1971. Dr. Hatcher is also a director of Life of the South Corporation.

         Donald W. Weber, age 62, has served as a director of HIE since January 1995. Mr. Weber was President and Chief Executive Officer of Viewstar Entertainment Services, Inc., a distributor of satellite entertainment systems, from August 1993 until November 1997, when he sold that company and became a private investor. From 1991 to August 1993, he was a consultant and private investor, and from 1987 to 1991, he served as President and Chief Executive Officer of Contel Corporation, a telecommunications supplier, which was sold in 1991 to GTE Corp. Mr. Weber is also a director of Powertel, Inc. and Pegasus Communications, Inc.

                 CLASS II NOMINEE FOR THE TERM EXPIRING IN 2000

         Scott A. Jones, age 38, has served as a director of HIE since June 1998. Since July 1996, Mr. Jones has served as Chief Executive Officer and Chairman of Escient LLC, a company involved in the convergence of consumer electronics, the Internet and computer technology. He previously served as Chairman and Chief Scientist/Founding Scientist of Boston Technology, Inc. ("Boston Technology"), a provider of voice and Internet messaging systems and services, from 1986 to December 1992. In addition, he served as a director of Boston Technology from 1986 to 1993 and as a consultant to Boston Technology from December 1992 until it was acquired by Comverse Technology, Inc. in January 1998. Mr. Jones has been the principal in Threshold Technologies, Inc., a consulting firm, since April 1993 and King AirCharters, Inc., a private charter company, since April 1994. Mr. Jones also serves as a director of Art Technology Group, Hanover Communications, the First Internet Bank of Indiana and Monument Advisors.

                 CLASS III NOMINEE FOR THE TERM EXPIRING IN 2001

         Mark D. Shary, age 38, has served as a director of HIE since June 1998 and as Senior Vice President-Commercial Business since February 1999. He previously served as Senior Vice President-Product Planning of HIE from May 1998 through January 1999 and as Chief Financial Officer, Treasurer and Secretary of HIE from May 1998 until November 1998. Mr. Shary joined HIE when HIE acquired HUBLink, Inc., an integration software tool company ("HUBLink"), in May 1998, where he had served as Chief Executive Officer since founding that company in 1992. From 1982 until 1992, Mr. Shary served in a number of executive and staff capacities at Ernst & Young LLP, an accounting firm, including Senior Manager from 1989 to 1992.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS FIVE NOMINEES AS DIRECTORS.

               CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2000

         Joseph G. Bleser, age 53, has served as a director of HIE since October 1997. Mr. Bleser has been an independent financial consultant since retiring from HIE in June 1998, and he currently serves as a consultant to HIE. Prior to that time, he had served as Executive Vice President of HIE from October 1997 to June 1998, Chief Financial Officer from March 1995 to May 1998 and as Treasurer and Secretary from August 1995 to May 1998. He was Vice President -- Finance of HIE from August 1995 to October 1997. Prior to joining HIE, Mr. Bleser served as Executive Vice President, Chief Financial Officer and Treasurer of Allegiant Physician Services, Inc., a physician practice management company, from May 1993 until March 1995. He was previously employed by HBO & Company ("HBOC"), a healthcare information company and a predecessor company of McKesson HBOC, Inc., as Senior Vice President-Finance, Treasurer, Assistant Secretary and Chief Financial Officer from 1992 to 1993 and as Vice President, Controller and Chief Accounting Officer from 1983 to 1992.

         J. Terry Dewberry, age 55, has served as a director of HIE since June 1995 and prior thereto from June 1994 to January 1995. Mr. Dewberry also served as Vice President of HIE from June 1994 to January 1995. Mr. Dewberry was a director of Healthdyne, Inc. ("Healthdyne"), a provider of specialized obstetrical home healthcare services and a predecessor company of Matria Healthcare, Inc. ("Matria"), from 1981 until March 1996 and served as Vice Chairman of Healthdyne from 1992 until March 1996, when he retired. From 1987 until 1992, Mr. Dewberry was President and Chief Operating Officer of Healthdyne and was Executive Vice President of Healthdyne from 1984 to 1987. Mr. Dewberry is also a director of Respironics, Inc.

         Carl E. Sanders, age 73, has served as a director of HIE since June 1994. He is engaged in the private practice of law as Chairman of Troutman Sanders LLP, an Atlanta, Georgia law firm. Mr. Sanders is a director of First Union Corporation of Georgia, Learning Technologies, Ltd., World Access, Inc., Carmike Cinemas, Inc., Matria, Metromedia International Group, Inc. and Norrell Corporation.

               CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 2001

         John W. Lawless, age 55, has served as a director of HIE since February 1998 and from January 1995 to May 1997. Mr. Lawless was a director of Inforum, Inc., a healthcare information company, from 1989 to March 1993. He was Chairman of Inforum, Inc. from 1991 to March 1993, when that company was merged with Medstat Group, a healthcare information services company. He served on the board of directors of Medstat Group from April 1993 to January 1994. Mr. Lawless was a co-founder of HBOC in 1974 and retired as President and director of HBOC in 1987. From 1988 until the present Mr. Lawless has been a private investor and management consultant.

         Robert I. Murrie, age 53, has served as a director and the President and Chief Executive Officer of HIE since October 1997. He was President of Healthcare Communications, Inc., a wholly-owned subsidiary of HIE, from April 1997 to October 1997 and served as a Client Partner of HIE (a senior sales executive position) from January 1996 to April 1997. Prior to joining HIE, Mr. Murrie served as President and Chief Executive Officer of Nurse on Call, a managed care service company, from 1992 to December 1995 and held several senior executive positions at HBOC from 1985 to 1992, including President and Chief Executive Officer of Healthquest, Inc., a healthcare information company and a wholly-owned subsidiary of HBOC, from 1988 to 1992.

         Parker H. Petit, age 59, has served as Chairman of the Board of Directors of HIE since its formation in June 1994. He has also served as Chairman of the Board of Directors of Matria, a provider of women's health services, cardiovascular and respiratory disease management services, infertility practice management, and diabetes supplies and services, since March 1996. Mr. Petit was the founder of Healthdyne and acted as its Chairman of the Board and Chief Executive Officer from 1970 until Healthdyne and Tokos Medical Corporation (Delaware) merged with and into Matria in March 1996. Mr. Petit also serves as a director of Norrell Corporation, ASA Holdings, Inc., Intelligent Systems, Inc. and Logility, Inc.

                  II. APPROVAL OF THE AMENDMENT AND RESTATEMENT
                           OF HIE STOCK OPTION PLAN I

         The Board of Directors has approved and adopted the amendment and restatement of the HIE, Inc. Stock Option Plan I ("Plan I"). The Company will furnish to shareholders without charge a copy of Plan I upon request. Any request for a copy of Plan I should be in writing addressed to: J. Edward Pearson, Jr., Secretary, HIE, Inc., 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067. The following summary is qualified in its entirety by reference to the complete text of Plan I.

Principal Features of Plan I

         The primary purpose of Plan I is to promote the interests of the Company and its shareholders in attracting, retaining and stimulating the performance of officers, key employees, consultants and advisors. The Company may grant either incentive stock options or nonqualified stock options under Plan I. Incentive stock options are intended to be treated as such within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonqualified stock options are, in general, options which do not have the special income tax advantages associated with incentive stock options.

         The major provisions of Plan I are as follows:

         Administration. Plan I is administered by the Stock Option Committee appointed by the Board. The Stock Option Committee determines which eligible participants will be granted options, the number of shares of Common Stock subject to an option granted to any participant, whether the option is an incentive stock option or nonqualified stock option, and the other terms and conditions governing the option (including the vesting schedule applicable to the option).

         Eligibility. Key employees, officers, consultants and advisors of the Company and its subsidiaries are eligible to receive options under Plan I. However, directors who are not employees of the Company or its subsidiaries are not eligible to participate in Plan I. As of December 31, 1998, approximately 172 employees and 25 consultants were eligible to participate in Plan I.

         Exercise Price. The exercise price of all options shall be determined by the Stock Option Committee at the time of grant but shall not be less than the fair market value of the Common Stock on the date of grant.

         Term of Options. The term of each option will be as determined by the Stock Option Committee but will in no event be greater than ten years from the date of grant. An option will terminate upon an optionee's termination of employment for serious misconduct (a "Terminating Event"). Upon an optionee's death while an employee of the Company or a subsidiary or within 60 days of the termination of such employee's employment (other than with respect to a Terminating Event), an option will terminate one year from the date of death or upon the expiration of the option, whichever is earlier. Upon the termination of an optionee's employment because of permanent disability or, in the case of a nonqualified stock option, retirement, an option will terminate one year after the date of termination or retirement, as applicable, or upon the expiration of the option, whichever is earlier. Upon an optionee's termination of employment other than by death, permanent disability, or, in the case of a nonqualified stock option, retirement, and other than in connection with a Terminating Event, an option will terminate sixty days after the date of termination or upon the expiration of the option, whichever is earlier. In addition, upon an optionee's termination of employment by retirement, an incentive stock option will terminate sixty days after the date of termination or upon the expiration of the option, whichever is earlier.

         Payment. Payment for stock purchased on the exercise of a stock option must be made in full at the time the option is exercised in cash or in shares of Common Stock having a fair market value at the time of exercise equal to the aggregate exercise price.

         Nontransferability. No stock options granted under Plan I are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

Description of Proposed Amendments

         Increase In Shares Available for Issuance. Plan I currently provides that the maximum number of shares of Common Stock which may be issued under Plan I is 1,019,783 shares. The amendment would increase this amount by 500,000 shares to 1,519,783 shares.

         Administration. Plan I currently provides that the Stock Option Committee administering Plan I have certain attributes which were formerly required by rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In connection with recent amendments to
Section 16, the Board of Directors has proposed to delete from Plan I the requirement of Stock Option Committee members being "disinterested" directors, which is now irrelevant in light of the revisions to Section 16.

         Eligibility. Plan I currently provides that options may be granted to officers and key employees of the Company or any of its subsidiaries as well as consultants and advisors to the Company. The amendment would provide that all employees of the Company and its subsidiaries as well as consultants or advisors would be eligible for grants of options under Plan I.

         Payment. Plan I currently provides that the payment of the exercise price for options granted under Plan I must be in cash or in the form of shares of Common Stock having a fair market value at the time of exercise equal to the aggregate exercise price. The amendment would provide that such payment may also, in the sole discretion of the Stock Option Committee, be payable through the use of a broker-assisted cashless exercise procedure.

         Limited Transferability. Plan I currently provides that neither incentive stock options, nor nonqualified stock options granted under Plan I may be transferred by an optionee. The amendment would provide that, with respect to nonqualified stock options only, the Stock

Option Committee may, in its sole discretion, provide for limited transferability by optionees to family members or trusts for estate planning purposes.

Federal Income Tax Consequences

         There will be no federal income tax consequences to either the optionee or the Company on the grant of an option under Plan I. On the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income equal to the difference between the exercise price of the shares and the fair market value of the shares on the exercise date. The Company will be entitled to a tax deduction in an amount equal to the optionee's taxable ordinary income. Upon disposition of the stock by the optionee, he will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and his basis for the stock, which will include the amount previously recognized by him as ordinary income.

         Generally, if an optionee exercises an incentive stock option and does not dispose of the shares within two years from the date of grant and one year from the date of exercise, the optionee will recognize no income on exercise of the option, the entire gain, if any, realized upon disposition will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If, however, an optionee disposes of shares prior to the expiration of the holding periods described above, the optionee will generally realize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise and the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the holder. Any appreciation accruing between the date of exercise and the date the option shares are disposed will be treated as a capital gain (long-term or short-term depending on how long the optionee held the shares prior to disposition) and the Company will not be entitled to any further deductions for federal income tax purposes. If the amount realized by the optionee is less than the value of the shares upon exercise, then the amount of ordinary income and the corresponding Company deduction will be equal to the excess, if any, of the amount realized over the option price.

Additional Information Regarding New Plan Benefits

         Awards under Plan I are based upon the Company's performance. Accordingly, future awards ("new plan benefits") under Plan I are not determinable at this time. See "Executive Compensation and Other Information -- Summary of Cash and Certain Other Compensation," "-- Stock Option Grants and Related Information" and "-- Report of the Compensation and Stock Option Committees" for detailed information on stock incentive awards and exercises of such awards by certain executive officers under the Company's stock option plans during the most recent fiscal year.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF PLAN I.

                 III. APPROVAL OF THE AMENDMENT AND RESTATEMENT
                 OF HIE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         The Board of Directors has approved and adopted the amendment and restatement of the HIE, Inc. Non-Employee Director Stock Option Plan (the "Director Plan"). The Company will furnish to shareholders without charge a copy of the Director Plan upon request. Any request for a copy of the Director Plan should be in writing addressed to: J. Edward Pearson, Jr., Secretary, HIE, Inc., 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067. The following summary is qualified in its entirety by reference to the complete text of the Director Plan.

Principal Features of the Director Plan

         The primary purpose of the Director Plan is to promote the interests of the Company and its shareholders in obtaining and maintaining the services of knowledgeable and independent directors on the Company's Board of Directors, to provide an additional incentive for such directors to serve on the Board and to give them a greater interest as shareholders in the success of the Company. The Company may grant nonqualified stock options under the Director Plan.

         The major provisions of the Director Plan are as follows:

         Eligibility. Each director of the Company who is not otherwise an employee of the Company or any subsidiary of the Company (a "Non-Employee Director") is eligible to receive options under the Director Plan. As of March 31, 1998, nine directors were eligible to participate in the Director Plan.

         Formula Grant. Under the Director Plan, an initial option to purchase 20,000 shares of the Common Stock is granted to each new Non-Employee Director. The Director Plan also provides for an automatic annual grant to each Non-Employee Director of an additional option to 2,000 purchase shares of Common Stock on the date of each annual meeting of shareholders of the Company, provided that such individual has been a Non-Employee Director for the six months preceding such annual meeting.

         Exercise Price. The exercise price for options granted pursuant to the Director Plan is 100% of the fair market value of the Common Stock on the date of grant.

         Time and Manner of Exercise. The right to purchase Common Stock pursuant to an option granted under the Director Plan vests and becomes exercisable at the rate of 25% per year beginning on the first anniversary of the date of grant. Upon the terms and conditions set forth in the Director Plan, options become immediately exercisable in full upon certain change in control events involving the Company.

         Term of Options. Each option terminates five years from the date of grant. Options also terminate no later than thirty (30) days from the date service on the Board is discontinued, except that, in the event of death, the option will terminate no later than six months following the date of death. Stock options will terminate no later than thirty (30) days from the date a director becomes an employee of the Company or any of its subsidiaries.

         Payment. Payment for stock purchased on the exercise of a stock option must be made in full at the time the option is exercised in cash.

         Termination and Changes to the Director Plan. The Board of Directors may suspend, terminate or amend the Director Plan from time to time in any manner; provided that no such action without the approval of the shareholders of the Company may increase the number of shares subject to the Director Plan (except as contemplated by the express terms of the Director Plan) or any option previously granted, extend the maximum period during which options may be exercised or materially increase the benefits of the Director Plan.

Description of Proposed Amendments

         Increase in Shares Available for Issuance. The Director Plan currently provides that the maximum number of shares of Common Stock which may be issued under the Director Plan is 250,000. The amendment would increase this number to 500,000 shares.

         Increases in Annual Option Grants. The Director Plan currently provides for the automatic annual grant to a Non-Employee Director of an additional option to purchase 2,000 shares of Common Stock on the date of each annual meeting of shareholders of the Company, provided that such individual has been a Non-Employee Director for the preceding six months. The amendment would increase the shares underlying the annual option grant to Non-Employee Directors to 5,000 shares.

         Payment. The Director Plan currently provides that the payment of the exercise price for options granted under the Director Plan must be in cash. The amendment would provide that such payment may also (i) take the form of shares of Common Stock having a fair market value at the time of exercise equal to the aggregate exercise price or (ii) in the sole discretion of the Board, be payable through the use of a broker-assisted cashless exercise procedure.

         Limited Transferability. The Director Plan currently provides that the options granted under the Director Plan may not be transferred other than upon the death of the optionee. The amendment would provide that the Board may, in its sole discretion, provide for limited transferability by optionees to family members or trusts for estate planning purposes.

Federal Income Tax Consequences

         There will be no federal income tax consequences to either the Non-Employee Director or the Company upon the grant of an option under the Director Plan. Upon the exercise of an option, however, the Non-Employee Director will realize taxable income at ordinary income rates to the extent that the value of the Common Stock on the date of exercise exceeds the option price, and the Company will receive a corresponding tax deduction.

Additional Information Regarding New Plan Benefits

         Subject to shareholder approval of the amendments to the Director Plan, an option to purchase up to 5,000 shares of Common Stock is expected to be granted to each of the five continuing directors who are Non-Employee Directors on May 17, 1999. Each of the four Non-Employee Director nominees who is re-elected at the Annual
Meeting will also receive an option to purchase up to 5,000 shares of Common Stock. The exercise price of such options will be the fair market value of the Common Stock on May 17, 1999.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND
RESTATEMENT OF THE DIRECTOR PLAN.

  IV. APPROVAL OF AMENDMENT AND RESTATEMENT OF HIE EMPLOYEE STOCK PURCHASE PLAN

         The Board of Directors has approved and adopted the amendment and restatement of the HIE, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). The Company will furnish to shareholders without charge a copy of the Purchase Plan upon request. Any request for a copy of the Purchase Plan should be in writing addressed to: J. Edward Pearson, Jr., Secretary, HIE, Inc., 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan.

Principal Features of the Purchase Plan

         The primary purpose of the Purchase Plan is to encourage stock ownership by all eligible employees of the Company and its subsidiaries (as defined in Section 424(f) of the Code) in order to increase their interest in the success of the Company and to encourage them to remain in the employ of the Company and its subsidiaries. The Company intends that the Purchase Plan constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code.

MAJOR PROVISIONS OF THE PURCHASE PLAN

         The major provisions of the Purchase Plan are as follows:

         Administration. The Purchase Plan is administered by an Employee Stock Purchase Plan Committee (the "Purchase Plan Committee") appointed by the Board of Directors and consisting of three (or such other number as may be required by Rule 16b-3 of the Exchange Act) of its members. The interpretation and construction by the Purchase Plan Committee of any provision of the Purchase Plan shall be final and binding on all employees, eligible employees, participants and on any person making a claim based on the rights, if any, of any such persons under the Purchase Plan.

         Eligibility. All employees of the Company, and such of its subsidiaries as are designated by the Purchase Plan Committee are eligible to participate in the Purchase Plan, other than (i) employees whose customary employment is 20 hours or less per calendar week or is not more than five months in any calendar year and (ii) employees who would own stock immediately after the grant of an option under the Purchase Plan that possesses 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. As of December 31, 1998, approximately 172 employees were eligible to participate in the Purchase Plan.

         Operation of the Purchase Plan. Under the Purchase Plan, the Company conducts a series of offerings of its authorized but unissued shares of Common Stock each of which commences on the first business day of each calendar quarter and terminates on the last business day of such quarter (an "Offering Period"). The initial Offering Period may commence during a calendar quarter at the discretion of the Purchase Plan Committee. An eligible employee who elects to become a participant in the Purchase Plan must sign an authorization form pursuant to which payroll deductions to purchase Common Stock are made. The authorization must specify the amount of payroll deduction to be made from the employee's compensation and such amount (i) may not be less than 2% of the participant's compensation as paid on each payday or $25 per pay period, whichever is less, and (ii) may not exceed 10% of the participant's compensation as paid on each payday. Compensation for this purpose means a participant's base annual hourly wages, stated salary and sales commissions paid by the Company or any of its subsidiaries and does not include any other form of compensation, such as overtime, profit sharing, bonuses, miscellaneous reimbursements and contributions by the Company or any of its subsidiaries to any employee benefit plan. Payroll deductions are held by the Company in a non-interest bearing account as part of the Company's general assets (subject to all liens and encumbrances, if any, that attach to such assets either in the normal course of business or by agreement of the Company) and participants may not make any separate cash payment or contribution to such account.

         At the beginning of each Offering Period each participant is granted, by operation of the Purchase Plan, an option to purchase shares of Common Stock, which option will not exceed 2,000 shares and will expire, to the extent it is unexercised, on the termination date of that Offering Period. No participant may be granted an option under the Purchase Plan if the option will permit his rights to purchase stock under all employee stock purchase plans of the Company and any of its subsidiaries to accrue at a rate that exceeds $25,000 in the fair market value of such stock for each calendar year or portion of such year in which the option would be outstanding. If the number of shares available for purchase under the Purchase Plan is insufficient to grant each participant an option to purchase up to 2,000 shares of Common Stock and the Purchase Plan Committee determines nevertheless to allow an offering during the Offering Period, each participant will be granted an option, by operation of the Purchase Plan, to purchase the number of available shares of stock that is equal to the total number of available shares divided by the number of participants.

         Unless a participant files an amended authorization before the termination date of an Offering Period in which an option granted to him under the Purchase Plan will expire, the option will be exercised automatically on such termination date for the purchase of as many full shares of Common Stock subject to the option as the accumulated payroll deductions credited to his account as of that date will purchase at the option price for such stock. The participant may file an amended authorization before the termination date of an Offering Period to elect, as of such termination date, (i) to withdraw in cash all of the accumulated payroll deductions credited to his account as of that date or (ii) to exercise his option for a specified number of full shares which is not less than five but is less than the number of full shares of Common Stock that the accumulated payroll deductions credited to his account will purchase and to withdraw the balance of the accumulated payroll deductions as of such date after giving effect to such partial exercise. If the accumulated payroll deductions credited to the account of a participant who exercises an option in full exceed the amount needed to purchase the full number of shares for which the option was granted, the excess will be paid to the participant as soon as practicable following the termination date of the Offering Period, except that any excess resulting solely from the failure to purchase a fractional share of Common Stock will be carried forward without interest in the participant's account unless the participant has terminated his participation in the

Purchase Plan. Participants will receive a report on the number of shares of Common Stock purchased and the purchase price thereof following the termination of each Offering Period.

         Exercise Price. The exercise price for options granted under the Purchase Plan will be the lower of 85% of the fair market value per share of Common Stock on either the first business day of the Offering Period or the last business day of the Offering Period.

         Withdrawal and Termination. A participant may withdraw the accumulated payroll deduction credited to his account under the Purchase Plan at any time before the termination date of an Offering Period by filing an amended authorization with the Purchase Plan Committee. Upon termination of a participant's employment by the Company or any of its subsidiaries for any reason, including retirement or death, the participant will immediately cease to be a participant on the date of such termination. Any option that has been granted under the Purchase Plan will expire immediately as of such date and may not be exercised, and the accumulated payroll deductions credited to the participant's account will be returned without interest to him, or in the case of death, to his designated beneficiary.

         Nontransferability. Neither the accumulated payroll deductions credited to a participant's account nor any right to the exercise of an option or to receive stock under the Purchase Plan may be assigned, encumbered, alienated, transferred, pledged or otherwise disposed of in any way by the participant or by any other person during his lifetime, and any attempt to do so may be treated by the Purchase Plan Committee as an election to withdraw funds accumulated under the Purchase Plan.

         Amendment or Termination of the Purchase Plan. The Purchase Plan may be amended by the Company's Board of Directors from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with,
Section 423 of the Code, provided that no amendment may be made without shareholder approval that would (i) increase the number of shares of Common Stock available for the granting of options under the Purchase Plan, (ii) decrease the minimum option price for the exercise of options granted under the Purchase Plan, (iii) permit payroll deductions in excess of 10% of a participant's compensation, or (iv) change the class of employees eligible for stock options under the Purchase Plan or the requirements as to eligibility for participation in the Purchase Plan. The Board of Directors may terminate the Purchase Plan or the granting of options under the Purchase Plan at any time, but the Board does not have the right to modify, cancel or amend any outstanding options granted under the Purchase Plan before such termination unless the participant consents in writing to such modification, amendment or cancellation.

Description of Proposed Amendments

         The only amendments to the Purchase Plan are (i) an increase in the number of shares of Common Stock available under the Purchase Plan from 200,000 to 400,000 shares and (ii) the removal of provisions regarding Section 16 compliance which are now irrelevant in light of amendments to Section 16.

Federal Income Tax Consequences

         The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The amounts withheld from a participant's pay under the Purchase Plan will constitute ordinary income to the participant for federal income tax purposes in the year in which such amounts would otherwise have been paid. However, a participant does not recognize any income for federal income tax purposes either on the grant of an option or upon its exercise. Taxable income will not be recognized until there is a sale or other disposition of the stock acquired under the Purchase Plan or in the event the participant dies while still owning the purchased shares.

         If the participant sells or otherwise disposes of any stock acquired under the Purchase Plan (other than in a transfer by reason of death) within a period of two years from the beginning of the Offering Period in which he purchased the stock, an amount equal to the difference between what he paid for the stock and the fair market value of the stock on the date of the termination of such Offering Period will be treated as ordinary income to the participant for federal income tax purposes in the taxable year in which the disposition took place. The difference between the amount realized upon such disposition of the stock and its fair market value on the date of termination of the Offering Period in which it was acquired will be short-term or long-term capital gain or loss, depending upon the participant's holding period.

         If the participant disposes of any stock acquired under the Purchase Plan more than two years after the beginning of the Offering Period in which it was acquired, he must include as ordinary income in the year of such disposition an amount equal to the lesser of (i) the excess of the fair market value of the stock at the time of disposition over the price the participant paid for such stock or (ii) 15% of the fair market value of the stock on the date that the Offering Period in which he acquired the stock began. Any remaining gain on the disposition will be taxed as long-term capital gain.

         If a participant holds shares acquired under the Purchase Plan at the time of his death, ordinary income equal to the amount of ordinary income the decedent would have realized if he had sold such shares for their fair market value at the time of death after holding them for the two-year period will be includable in the decedent's income for the tax year ending with his death. A subsequent sale or exchange of such shares by the participant's estate or the person receiving such shares by reason of his death will result in capital gain or loss. No income tax deduction ordinarily will be allowed to the Company with respect to the grant or exercise of any option under the Purchase Plan or the disposition of any stock acquired by exercise of any such option and held for two years. However, if the shares are disposed of by the participant within two years after the beginning of the Offering Period in which he purchased the stock, the Company will receive an income tax deduction in the taxable year of such disposition in an amount equal to the amount constituting ordinary income to such participant.

Additional Information Regarding New Plan Benefits

         Future issuances pursuant to the Purchase Plan are not determinable at this time.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE PURCHASE PLAN.

                             ADDITIONAL INFORMATION

MEETINGS OF THE BOARD AND BOARD COMMITTEES

         The business of the Company is managed by or under the direction of the Board of Directors. During the fiscal year ended December 31, 1998, the Board of Directors held six meetings and took action by unanimous written consent in lieu of a meeting once. Each of the directors attended at least 75% of the aggregate of (i) the total meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served, during the periods that he served.

         The Company has four standing committees: (i) an Executive Committee,
(ii) a Compensation Committee, (iii) a Stock Option Committee and (iv) an Audit Committee.

         The Executive Committee has the authority to exercise the full powers of the Board of Directors, except as otherwise provided by law or the Company's Articles of Incorporation or By-laws. The present members of the Executive Committee are Messrs. Petit, Murrie, Sanders and Weber. The Executive Committee took action by unanimous written consent in lieu of a meeting once during 1998.

         The Compensation Committee is responsible for establishing and administering the policies which govern the compensation of the Company's executive officers and key employees. The Compensation Committee consists of Messrs. Petit and Weber and Dr. Hatcher. The Compensation Committee met once during 1998.

         The Stock Option Committee is responsible for administering the Company's stock option plans as provided for in such plans. The members of the Stock Option Committee are Messrs. Petit and Gresham and Dr. Hatcher. The Stock Option Committee met four times and took action by unanimous written consent in lieu of a meeting once during 1998.

         The function of the Audit Committee is to (i) select and engage independent auditors to audit the books, records and accounts of the Company,
(ii) approve the scope of such audits set by the auditors, (iii) establish policy in connection with internal audit programs of the Company, and (iv) perform such other duties as the Board may from time to time prescribe. Messrs. Weber and Dewberry and Dr. Hatcher are the current members of the Audit Committee. The Audit Committee met twice during 1998.

DIRECTOR COMPENSATION

         During the fiscal year ended December 31, 1998, the Company paid all directors who are not employees of the Company, except the Chairman of the Board of Directors, a quarterly retainer of $2,500, plus $500 for each meeting of the Board which they attend and $250 for each committee meeting or telephonic meeting. During the fiscal year ended December 31, 1998, in lieu of the compensation paid to non-employee directors, the Company paid the Chairman of the Board a quarterly fee of $12,500 for his services and reimbursed him for business expenses of

$12,961. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors.

         All Non-Employee Directors are also entitled to receive options to purchase Common Stock under the Director Plan and to receive their retainer fee in shares of Common Stock equivalent in market value to the retainer fee on the date the retainer fee is payable. Under the current terms of the Director Plan, new directors received an initial option to purchase up to 20,000 shares of Common Stock. In addition, each Non-Employee Director was granted an additional option to purchase up to 2,000 shares of Common Stock following such director's reelection at an annual meeting of shareholders of the Company, provided that such individual was a Non-Employee Director for the preceding six months. The purchase price for the options granted under the Director Plan was equal to the fair market value on the date of grant. See "Proposal III -- Approval of the Amendment and Restatement of HIE Non-Employee Director Stock Option Plan" regarding proposed amendments to the Director Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as to the Common Stock beneficially owned as of January 31, 1999 by (i) each of HIE's directors and nominees, (ii) each Named Executive Officer (as hereinafter defined), and
(iii) all directors and executive officers as a group. No person is believed by HIE to own beneficially more than five percent of the outstanding shares of the Common Stock.

         Under the rules of the Securities and Exchange Commission (the "Commission"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days, as well as any securities owned by such person's spouse, children or relatives living in the same house. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by him.

                                                                                        PERCENTAGE
NAME                                                      NUMBER OF SHARES               OF CLASS
-----------------------------------------------------------------------------------------------------------
Parker H. Petit (1).................................             295,011                     1.2%
Robert I. Murrie (2)................................             111,367                      *
J. Edward Pearson, Jr. (3)..........................              62,500                      *
Carolyn R. Jolley (4)...............................              36,475                      *
George T. Schwend...................................              20,885                      *
James L. Oakes, Jr. (5).............................              41,346                      *
Joseph G. Bleser (6)................................             225,796                      *
J. Terry Dewberry (7)...............................             125,026                      *
William J. Gresham, Jr. (8).........................              40,000                      *
Charles R. Hatcher, Jr., M.D. (8)...................              36,500                      *
Scott A. Jones......................................             570,999                     2.3
John W. Lawless (9).................................             140,528                      *
Carl E. Sanders (8).................................             113,850                      *
Mark D. Shary.......................................             545,583                     2.2
Donald W. Weber (7).................................              26,500                      *
All directors and executive officers as a
     group (14 individuals) (10)....................           2,330,135                     9.0

----------

* Indicates less than 1%

(1) Includes 47,500 shares of Common Stock held by Petit Investments Limited Partnership, 10,000 shares of Common Stock held by the Petit Grantor Trust and 16,500 shares of Common Stock that may be acquired by Mr. Petit upon exercise of stock options exercisable within 60 days of January 31, 1999.

(2) Includes 96,701 shares of Common Stock that may be acquired by Mr. Murrie upon exercise of stock options exercisable within 60 days of January 31, 1999.

(3) Includes 60,000 shares of Common Stock that may be acquired by Mr. Pearson upon exercise of stock options exercisable within 60 days of January 31, 1999.

(4) Includes 35,093 shares of Common Stock that may be acquired by Ms. Jolley upon exercise of stock options exercisable within 60 days of January 31, 1999.

(5) Includes 36,780 shares of Common Stock that may be acquired by Mr. Oakes upon exercise of stock options exercisable within 60 days of January 31, 1999.

(6) Includes 208,202 shares of Common Stock that may be acquired by Mr. Bleser upon exercise of stock options exercisable within 60 days of January 31, 1999.

(7) Includes 16,500 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days of January 31, 1999.

(8) Includes 26,500 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days of January 31, 1999.

(9) Includes 6,667 shares of Common Stock that may be acquired by Mr. Lawless upon exercise of stock options exercisable within 60 days of January 31, 1999.

(10) Includes 535,663 shares of Common Stock that may be acquired by executive officers and directors upon exercise of stock options exercisable within 60 days of January 31, 1999.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report on Repricing of Options, the Report of the Compensation and Stock Option Committees and the Performance Graph shall not be incorporated by reference into any such filings.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer, the three highest-paid executive officers (other than the Chief Executive Officer) of the Company whose cash compensation exceeded $100,000 during the fiscal year ended December 31, 1998 and the two highest-paid individuals whose cash compensation exceeded $100,000 during the fiscal year ended December 31, 1998 but who were not serving as executive officers of the Company at the end of the 1998 fiscal year (such six individuals, collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                         ----------------------------  ---------------
                                                             ANNUAL COMPENSATION           AWARDS
                                                         ----------------------------  ---------------
                                                                                         SECURITIES       ALL OTHER
                                                                                         UNDERLYING        COMPEN-
                                                             SALARY         BONUS          OPTIONS         SATION
NAME AND PRINCIPAL POSITION                    YEAR           ($)            ($)             (#)           ($)(1)
------------------------------------------ ------------  --------------   ----------   ---------------   -----------
Robert I. Murrie.......................     1998            $237,000       $85,000 (2)     365,250 (3)     $ 5,000
   President and Chief Executive Officer    1997(4)          157,795            -- (5)     260,000              --

J. Edward Pearson, Jr..................     1998(6)          155,000        10,493 (7)     100,000              --
   Senior Vice President - Finance,
   Chief Financial Officer, Treasurer
   and Secretary

Carolyn R. Jolley......................     1998             150,000        55,000 (2)      64,732 (3)       4,250
   Senior Vice President - Client           1997 (8)         100,000            -- (5)      74,700              --
   Services

Mark D. Shary..........................     1998 (9)         142,969 (10)       --              --           1,851
   Senior Vice President - Commercial
   Business

James L. Oakes, Jr.....................     1998(11)         150,000        52,500 (2)      12,443 (3)       3,750
   Former Senior Vice President -           1997 (8)          73,333            -- (5)      61,250              --
   Integration Services

George T. Schwend......................     1998(12)         133,654            --          55,830 (3)       3,000
   Former Senior Vice President - Sales     1997 (8)         125,000        50,000 (5)      85,000              --
   and Marketing

----------

(1) The amounts shown in this column represent employer contributions under the Company's 401(k) plan.

(2) Includes sales commissions and/or bonuses relating to 1998 performance paid in 1999.

(3) Includes options that were repriced on February 3, 1998. See "-- Stock Option Grants and Related Information" and "-- Report on Repricing of Options."

(4) Mr. Murrie has served as President and Chief Executive Officer of the Company since October 21, 1997.

(5) Includes sales commissions and/or bonuses relating to 1997 performance paid in 1998. In 1997, sales commissions and/or bonuses relating to 1996 performance were paid as follows: Mr. Murrie, $33,699; Ms. Jolley, $15,000; Mr. Schwend, $32,500; and Mr. Oakes, $76,659.

(6) Mr. Pearson has served as Senior Vice President -- Finance, Chief Financial Officer, Secretary and Treasurer since December 1, 1998.

(7) Includes sales commissions and/or bonuses relating to 1998 performance paid in 1998 and 1999.

(8) Ms. Jolley and Messrs. Schwend and Oakes were appointed as executive officers of the Company on October 27, 1997.

(9)      Mr. Shary has served as an executive officer of the Company since May
         1998.

(10) Mr. Shary's salary includes compensation paid to him by HUBLink prior to the merger.

(11)     Mr. Oakes ceased to be an employee of the Company on December 31, 1998.

(12) Mr. Schwend ceased to be an employee of the Company on October 31, 1998.

STOCK OPTION GRANTS AND RELATED INFORMATION

     The following table sets forth information concerning stock option grants during the fiscal year ended December 31, 1998 to the Named Executive Officers:

                       OPTIONS GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

                                                    INDIVIDUAL GRANTS
                              -------------------------------------------------------------    POTENTIAL REALIZABLE
                                NUMBER OF         % OF                                        VALUE AT ASSUMED ANNUAL
                               SECURITIES        TOTAL                                          RATES OF STOCK PRICE
                               UNDERLYING       OPTIONS         EXERCISE                      APPRECIATION FOR OPTION
                                 OPTIONS       GRANTED TO       OR BASE                                TERM
                                 GRANTED       EMPLOYEES         PRICE         EXPIRATION     ------------------------
NAME                             (#) (1)        IN 1998          ($/SH)           DATE           5%           10%
----------------------------   ------------   -------------   -------------   -------------   ----------   -----------
Robert I. Murrie.........        12,911 (2)        1.0 %        $  2.00          4/22/2002    $   5,565     $  11,984
                                 11,935 (2)        1.0             2.00         10/21/2002        5,144        11,078
                                 30,580 (2)        2.5             2.00          4/21/2003       16,897        37,339
                                135,220 (2)       10.9             2.00         10/20/2003       74,718       165,106
                                 74,604 (2)        6.0             2.00         10/20/2003       41,223        91,093
                                100,000 (3)        8.1             2.625        10/19/2004       89,275       202,535

J. Edward Pearson, Jr....       100,000 (3)        8.1             2.625        10/19/2004       89,275       202,535

Carolyn R. Jolley........         9,877 (2)        0.8             2.00          4/22/2002        4,257         9,168
                                  5,967 (2)        0.5             2.00         10/21/2002        2,572         5,539
                                 23,888 (2)        1.9             2.00         10/26/2003       13,200        29,168
                                 25,000 (3)        2.0             2.8125        12/9/2004       23,913        54,250

Mark D. Shary............            --            --             --                    --           --            --

James L. Oakes, Jr.......        12,443 (2)        1.0             2.00          2/17/2003        6,876        15,193

George T. Schwend........         8,951 (2)        0.7             2.00         10/21/2002        3,858         8,308
                                 22,991 (2)        1.9             2.00          7/21/2003       12,704        28,072
                                 23,888 (2)        1.9             2.00         10/26/2003       13,200        29,168

----------

(1) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, these options will terminate, but the optionee will have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise the option in whole or in part, to the extent that it shall not have been exercised, without regard to any vesting or installment exercise provisions.

(2) These options were repriced on February 3, 1998. See "-- Report on Repricing of Options." The original options had a six year term. The repriced options have the same expiration date and vesting schedule (i.e., three-year vesting schedule from the date of grant of the original option) as the original options.

(3) These options vest in three equal annual installments beginning on the first anniversary of the date of grant.

         The following table sets forth information concerning the exercise of stock options by Named Executive Officers during 1998 and the value of unexercised options held by the Named Executive Officers as of December 31, 1998.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
-------------------------------------------------------------------------------

                                                                     NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                                                           OPTIONS                  DECEMBER 31, 1998
                                                                   AT DECEMBER 31, 1998 (#)              ($)(1)
                                                                  ---------------------------   ---------------------------
                                         SHARES
NAME                                  ACQUIRED ON      VALUE
                                      EXERCISE (#)  REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------  ------------  ------------  -----------   -------------   -----------   -------------
Robert I. Murrie....................        --      $    --         96,701         268,549      $ 302,191     $ 776,716

J. Edward Pearson, Jr...............        --           --         60,000         100,000        135,000       262,500

Carolyn R. Jolley...................        --           --         35,093          79,339        115,961       240,212

Mark D. Shary.......................        --           --             --              --             --            --

James L. Oakes, Jr..................        --           --         33,891          33,172         30,851        49,267

George T. Schwend...................    21,593       67,478             --              --             --            --

----------

(1) Represents the excess of the fair market value of the Common Stock of approximately $5.125 per share (the closing selling price of the Common Stock as quoted on the Nasdaq National Market on December 31, 1998) above the exercise price of the options.


REPORT ON REPRICING OF OPTIONS

         On February 3, 1998, the Board of Directors of the Company approved a plan pursuant to which certain outstanding options would be replaced, subject to agreement of the option holder, with an option to purchase a lesser amount of shares at a lower exercise price. The Board believes that repricing such options was in the best interests of the Company and its shareholders. By lowering the number of shares issuable under such repriced options, the Company increased the number of shares available for future option grants as incentives for other employees, consultants and advisors of the Company.

         The Board offered the repricing option to certain officers who held options to purchase at least 10,000 shares or options with an exercise price greater than $4.00 per share. The number of shares available for future option grants increased by an aggregate of 67,045 shares as a result of optionees who accepted the repricing option. Options held by these optionees were replaced with an option to purchase a lower number of shares, as determined by a formula, at an exercise price of $2.00 per share (the fair market value per share of the Common Stock on February 3,

1998). The lower number of shares underlying the repriced options was determined by dividing (i) the estimated inherent pretax profit in the original higher-number and higher-priced stock option (assuming a 35% compounded annual growth rate of the $2.00 fair market value per share of the Common Stock over five years) divided by (ii) the inherent gain per share computed using the exercise price of $2.00 per share.

         The Company had never repriced options prior to February 3, 1998. The following table sets forth certain information concerning the repricing of stock options held by executive officers on February 3, 1998.

                            10-YEAR OPTION REPRICINGS
-------------------------------------------------------------------------------

                                                                                                                   LENGTH OF
                                                                                            NEW                     ORIGINAL
                                             NUMBER OF                                   NUMBER OF                   TERM
                                            SECURITIES                                   SECURITIES                REMAINING
                                            UNDERLYING    MARKET PRICE     EXERCISE      UNDERLYING                AT DATE OF
                                              OPTIONS      OF STOCK AT     PRICE AT        OPTION          NEW     REPRICING
                                            REPRICED OR      TIME OF        TIME OF      REPRICED OR    EXERCISE      OR
                                              AMENDED       REPRICING      REPRICING       AMENDED        PRICE    AMENDMENT
NAME AND POSITION                 DATE          (#)       OR AMENDMENT   OR AMENDMENT        (#)           ($)      (MONTHS)
----------------------------    ---------  ------------   ------------   ------------    ------------   ----------  ----------
Robert I. Murrie...........      2/3/1998    20,000          $ 2.00        $ 4.45           12,911       $ 2.00        52
   President and Chief           2/3/1998    20,000            2.00          4.81           11,935         2.00        56
   Executive Officer             2/3/1998    35,000            2.00          2.88           30,580         2.00        62
                                 2/3/1998   145,000            2.00          2.47          135,220         2.00        68
                                 2/3/1998    80,000            2.00          2.47           74,604         2.00        68

Carolyn R. Jolley..........      2/3/1998    15,300            2.00          4.47            9,877         2.00        52
   Senior Vice President -       2/3/1998    10,000            2.00          4.81            5,967         2.00        56
   Client Services               2/3/1998    25,000            2.00          2.31           23,888         2.00        68

James L. Oakes, Jr.........      2/3/1998    25,000            2.00          5.50           12,443         2.00        60

George T. Schwend..........      2/3/1998    15,000            2.00          4.81            8,951         2.00        52
                                 2/3/1998    25,000            2.00          2.56           22,991         2.00        65
                                 2/3/1998    25,000            2.00          2.31           23,888         2.00        68


         BOARD OF DIRECTORS
         Parker H. Petit                            Scott A. Jones
         Robert I. Murrie                           John W. Lawless
         Joseph G. Bleser                           Carl E. Sanders
         J. Terry Dewberry                          Mark D. Shary
         William J. Gresham, Jr.                    Donald W. Weber
         Charles R. Hatcher, Jr., M.D.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

         Compensation Philosophy. The Compensation Committee of the Board of Directors (the "Compensation Committee") and the Stock Option Committee of the Board of Directors (the "Stock Option Committee" and, together with the Compensation Committee, the "Committees") are responsible for the Company's executive compensation policies and practices. The Committees believe that the Company must pay competitively to attract and retain qualified executives. To motivate executive personnel to perform at their full potential, the Committees believe that a significant portion of compensation should be incentive-based. In addition, the Committees believe it is important to reward not only individual performance and achievement, but also to focus on overall corporate results. This latter objective serves the dual purposes of encouraging teamwork among executives and supporting the Company's objective of creating shareholder value.

         Overall Objectives and Approach. In making its compensation determinations, the Committees evaluate, on both an absolute and relative basis, a variety of the Company's financial results (including revenue growth, earnings, return on equity, return on assets and balance sheet strength), market share and competitive position, the potential for future growth, the overall importance of the individual to the organization, the individual and group performance of senior management, and compensation levels at comparable companies, especially within the enterprise application integration industry. In formulating its determinations, the Committees recognize and reward achievements on an annual basis, while emphasizing the value and importance of sustained long-term performance and the recognition of developing trends within the enterprise application integration industry. The Board of Directors reviews information prepared or compiled by the Company, and relies on the business experience of the individual members of the Committees.

         Cash Compensation. Executive officers, as well as other employees, are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to the Company. The actual base salary for each officer is determined by the Compensation Committee based on a combination of experience, performance and the particular needs of the Company for the services provided by the individual, and is reviewed annually, with the amount of any increases based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance. In addition to their base salary, certain of the executive officers received cash incentive bonuses of up to approximately 35% of their annual salary during 1998. These bonuses were determined based on the Company achieving or exceeding the financial objectives, which are related the Company's performance, in the Company's Annual Business Plan.

         Stock Options. The Stock Option Committee grants options to executive officers and other key personnel who are individually and collectively responsible for creating and enhancing shareholder value. The grants generally have been based on guidelines that take performance, salary level, tenure, the number of options previously granted to the individual and the individual's importance to the Company into account. All stock options granted to executive officers during 1998 have exercise prices equal to the market price of the underlying Common

Stock on the date of grant, six-year terms and three-year vesting schedules. The Company believes that stock options with incremental vesting provide a long-term incentive to executive officers that directly links corporate performance to executive compensation and are an important element to its success.

         Compensation of Chief Executive Officer. The Committees consider essentially the same factors in determining the base salary and cash incentive bonus potential for the President and Chief Executive Officer as for the other executive officers. Mr. Murrie's annual base salary and cash incentive bonus for 1998 were $237,000 and $85,000, respectively. Mr. Murrie's cash incentive bonus potential for 1998 was based on whether the Company achieved the revenue and earnings per share goals set forth in the Company's Annual Business Plan. In addition to cash compensation, as a long-term incentive, Mr. Murrie was granted options to purchase up to 100,000 shares of Common Stock at a per share exercise price of $2.625, the fair market value of the Common Stock on the date of grant. In addition, certain of Mr. Murrie's options were repriced as described above in "-- Report on Repricing of Options." As of December 31, 1998, Mr. Murrie held options to purchase an aggregate of 365,250 shares of the Company's Common Stock at a weighted average exercise price of $2.17 per share.

COMPENSATION COMMITTEE               STOCK OPTION COMMITTEE
Parker H. Petit (Chairman)           Charles R. Hatcher,  Jr., M.D. (Chairman)
Charles R. Hatcher, Jr., M.D.        William J. Gresham, Jr.
Donald W. Weber                      Parker H. Petit


PERFORMANCE GRAPH

         The following graph compares the total cumulative shareholder returns on the Company's Common Stock during the period from November 7, 1995 (the date on which shares of the Common Stock began trading publicly) through December 31, 1998, with the comparable total cumulative returns of the Media General Market Weighted Nasdaq Index Return and the SIC Code 7373 Index (Computer Integrated Systems Design). The graph assumes that the value of the investment in the Common Stock and each index was $100 on November 7, 1995, and that all dividends were reinvested.

                                                                          Fiscal Year Ended December 31,
                                                                 ---------------------------------------------------
Company/Index/Market                                11/07/95       1995         1996         1997          1998
-------------------------------------------------  ----------    ---------    ---------    ---------     ----------
HIE, Inc.                                             100.00       163.64       400.00       129.45       373.09

SIC Code 7373 Index                                   100.00       106.98       113.55       135.69       295.58

Nasdaq National Market Index                          100.00       101.13       125.67       153.73       216.82

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the Company's acquisition of HUBLink in May 1998, the Company issued (i) an aggregate of approximately 844,612 shares of Common Stock to Mark D. Shary, a director of the Company and the former Chief Executive Officer of HUBLink, and (ii) an aggregate of 570,999 shares of Common Stock to Scott A. Jones, a director of the Company. In addition, the Company entered into a Private Placement and Registration Rights Agreement relating to such shares. The consideration exchanged for these shares was determined through arms' length negotiation.

         Joseph G. Bleser, a director of the Company and the Company's former Executive Vice President, Chief Financial Officer, Secretary and Treasurer, is also a consultant to the Company. Under a Consulting Agreement dated May 12, 1998, the Company is obligated to pay Mr. Bleser a monthly fee of $6,500. The Consulting Agreement terminates on June 30, 2001, but can be terminated earlier by six months notice given by Mr. Bleser or the Company. During 1998, Mr. Bleser earned $39,000 pursuant to the Consulting Agreement. The Company believes that this consulting arrangement is on terms no less favorable to the Company than terms available from unaffiliated parties in arm's-length transactions.

         Carl E. Sanders, a director of the Company, is Chairman of Troutman Sanders LLP, a law firm based in Atlanta, Georgia, which provided legal services to the Company during fiscal year 1998 and is expected to provide legal services to the Company during fiscal year 1999.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters to be presented for action at the 1999 Annual Meeting. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

INDEPENDENT AUDITORS

         The Board of Directors has appointed KPMG LLP to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1999. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate shareholder questions.

SHAREHOLDER PROPOSALS

         To be considered for inclusion in next year's Proxy Statement, shareholder proposals must be received at HIE's principal executive offices no later than close of business on December 9, 1999. Proposals should be addressed to J. Edward Pearson, Jr., Secretary, HIE, Inc., 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067.

         For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the Company's Year 2000 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on February 20, 2000, and advises shareholders in the Year 2000 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on February 22, 2000. Notices of intention to present proposals at the Year 2000 Annual Meeting should be addressed to J. Edward Pearson, Jr., Secretary, HIE, Inc., 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the Commission regarding beneficial ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all officers, directors and greater than ten percent beneficial owners complied with the
Section 16(a) filing requirements of the Exchange Act, except for the failure to timely file Mr. Lawless' Initial Report on Form 3, which has since been filed.

ANNUAL REPORT ON FORM 10-K

         The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1998, including financial statements and schedules, to any record or beneficial owner of its Common Stock as of March 8, 1999 who requests a copy of such report. Any request for the Form 10-K should be in writing addressed to: J. Edward Pearson, Jr., Secretary, HIE, Inc., 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067. If the person requesting the Form 10-K was not a shareholder of record on March 8, 1999, the request must include a representation that such person was a beneficial owner of the Common Stock on that date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibit(s).


                             YOUR VOTE IS IMPORTANT

         You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

                                                                      APPENDIX A

                          HIE, INC. STOCK OPTION PLAN I

                  (AMENDED AND RESTATED AS OF FEBRUARY 2, 1999)


                                    ARTICLE I

                                     PURPOSE

         1.1 The HIE, INC. Stock Option Plan I is intended to advance the interests of HIE, Inc., its shareholders and its subsidiaries by attracting, retaining and stimulating the performance of officers, employees, consultants and advisors of the Company of high caliber and potential upon whose judgment, initiative and effort HIE, Inc. is largely dependent for the successful conduct of its business, and to encourage and enable such officers, employees, consultants and advisors to acquire and retain a proprietary interest in HIE, Inc. by ownership of its stock. Options granted may, if so intended by the Committee (as hereafter defined), be designed to meet the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended.


                                   ARTICLE II

                                   DEFINITIONS

         2.1      "Board"  means the Board of Directors of the Company.

         2.2      "Code" means the Internal Revenue Code of 1986, as amended.

         2.3 "Common Stock" means the Company's Common Stock, par value $.0l per share, together with associated preferred stock purchase rights.

         2.4      "Committee" means the Healthdyne Stock Option Committee.

         2.5      "Company" means HIE, Inc.

         2.6 "Date of Grant" means the date on which an Option is granted under the Plan.

         2.7 "Fair Market Value" shall be the mean between the highest and the lowest quoted selling prices at which the Common Stock is sold in the regular way on the Nasdaq National Market ("Nasdaq") or on any similar securities exchange on the day an Option is granted hereunder or, in the absence of any reported sales on such day, the first preceding day on which there were such sales. If the Common Stock is not listed on Nasdaq or any similar exchange for the public trading of securities, the Committee shall determine on a semi-annual basis the Fair Market Value in whatever way it considers appropriate under the circumstances taking into account the financial condition of the Company as reflected in its financial statements and available independent third party (such as analysts) estimates of such Fair Market Value. Any such determination of Fair Market Value shall remain effective until the next semi-annual determination.

         2.8      "Healthdyne" means Healthdyne, Inc.

         2.9 "Healthdyne Stock Option Committee" means the Stock Option Committee appointed by the Board of Directors of Healthdyne pursuant to Healthdyne's 1993 Stock Option Plan or such other committee appointed by the Board to replace the Stock Option Committee.

         2.10 "Incentive Stock Option" means a stock option granted under the Plan which is intended to meet the requirements of Section 422 of the Code or any similar provision thereto.

         2.11 "Nonqualified Stock Option" means a stock option granted under the Plan which is not an Incentive Stock Option.

         2.12 "Option" means a Nonqualified Stock Option or an Incentive Stock Option granted under the Plan.

         2.13 "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

         2.14 "Parent" means any corporation which qualifies as a parent of the Company under the definition of "parent corporation" in Section 424(e) of the Code.

         2.15     "Plan" means this HIE, Inc. Stock Option Plan I.

         2.16 "Stock Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock thereunder.

         2.17 "Subsidiary" or "Subsidiaries" means a subsidiary corporation or corporations of the Company as defined in Section 424(f) of the Code or, solely for purposes of granting Nonqualified Stock Options hereunder, any partnership in which the Company is a partner with at least a 50 percent ownership interest.


                                   ARTICLE III

                                  PARTICIPANTS

         Options may be granted under the Plan to any person who is or who agrees to become an officer or employee of the Company or any of its Subsidiaries, or a consultant, advisor or other person providing services to the Company. An employee may be a member of the Board of Directors of the Company or of any Subsidiary, but no member of the Board of Directors shall be considered an employee solely by reason of his membership on such Board of Directors. The Committee may grant options to such persons in accordance with such determinations as the

Committee from time to time in its sole discretion may make. A member of the Committee shall not act on any determination to grant an Option to such member and any such determination shall be made by the other member or members of the Committee.

                                   ARTICLE IV

                                 ADMINISTRATION

         4.1 Committee. The Plan shall be administered by the Healthdyne Stock Option Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among eligible officers, employees, advisors, consultants and other persons providing services to the Company, those to whom and the time or times at which Options may be granted and the number of shares of Common Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusive and binding for all purposes and upon all persons.

         4.2 Majority Rule. A majority of the members of the Committee (or, if less than three, all of the members) shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

         4.3 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible officers, employees, consultants and advisors, their employment or engagement, death, retirement, disability or other termination of employment or engagement, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                    ARTICLE V

                         SHARES OF STOCK SUBJECT TO PLAN

         5.1 Limitations. Subject to adjustment pursuant to the provisions of
Section 5.3 hereof, the number of shares of Common Stock which may be issued and sold hereunder shall be One Million, Five Hundred and Nineteen Thousand, Seven Hundred Eighty-Three (1,519,783) shares of Common Stock. Such shares may be either authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan.

         5.2 Options Granted Under the Plan. Shares of Common Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for the grant of an Option hereunder. If an Option granted hereunder shall terminate for any reason (including, without limitation, the surrender of the Option by the Optionee in connection with the grant of a new Option on the same or different terms or the expiration of the Option for any reason) without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

         5.3 Antidilution. In the event that the outstanding shares of Common Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend, or in the event that there should be any other stock splits, stock dividends or other relevant changes in capitalization occurring after the effective date of this Plan:

                  (a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately;

                  (b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price per share, shall be adjusted appropriately; and

                  (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger, or combination, to exercise his Option in whole or in part, to the extent that it shall not have been exercised, without regard to any vesting or installment exercise provisions.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, in accordance with Treasury Regulation Section 1.425-1(a) or its successor regulation or ruling such that the adjustment shall not cause a reissuance of the Option, and any such adjustment may provide for the elimination of fractional share interests.

                                   ARTICLE VI

                                     OPTIONS

         6.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement dated as of the Date of Grant and executed by the Company and the Optionee. Each Option granted by the Committee shall be designated by the Committee as an Incentive Stock Option or a Nonqualified Stock Option and, once granted, may not be amended to be the other kind of Option unless such amendment shall cause the provisions of the Option to conform to the requirements of this Plan in respect to the other kind of Option. The Stock Option Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with the Plan, but may include additional provisions and restrictions, provided that they are not inconsistent with the Plan. Nothing in this Plan shall preclude the Committee from issuing or agreeing to issue new Options to any holder upon the condition that all or any portion of such holder's then outstanding Options be surrendered for cancellation regardless of whether the exercise price of such new Options is higher or lower than, or the other terms different from, the surrendered Options.

         6.2 Option Price. The per share Option price of the Common Stock subject to each Option shall be determined by the Committee, provided that the per share price shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted.

         6.3 Option Period. Each Option granted hereunder may be granted at any time after the effective date of the Plan and prior to the termination of the Plan, provided that no Incentive Stock Option may be granted at any time more than ten years after the earlier of the date this Plan is adopted by the Board or approved by the shareholders of the Company. The period for the exercise of each Option shall be determined by the Committee, provided, however, that (i) except as otherwise expressly provided in this Plan, the Committee may, in its discretion, terminate outstanding Options or accelerate the exercise dates thereunder, upon sixty (60) days' written notice given to the Optionee and (ii) the period during which each Nonqualified or Incentive Stock Option may be exercised shall not be later than ten years from the date such Nonqualified or Incentive Stock Option is granted, provided that Incentive Stock Options granted to a "10-percent owner" (as defined in Article VII) must be exercised within five years from the date thereof.

         6.4 Option Exercise. Except as provided in Section 6.7, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company, its Parent (if any) or any Subsidiary. Options may be exercised in whole at any time, or in part from time to time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option price for the number of shares of the Common Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option price, Optionee shall pay to the Company or any Subsidiary in cash or in Common Stock of the Company, the full amount, if any, that the Company or any Subsidiary is required to withhold or pay under federal or state law with respect to the exercise of the Option. Alternatively, the number of shares delivered by the Company upon exercise of the Option shall be appropriately reduced to reimburse the Company or the Subsidiary for such payment.

         6.5 Payment. The purchase price for shares of Common Stock purchased upon exercise of Options shall be paid (i) in cash; (ii) in shares of Common Stock of the Company (not subject to limitations on transfer) valued at the Fair Market Value of such shares on the trading day immediately preceding the date of purchase, or a combination of cash and such Common Stock; provided that any shares of Common Stock tendered for payment shall have been owned for a period of six (6) months or such other period as in the opinion of the Committee shall be sufficient for such shares to be considered "mature" shares for purposes of accounting for the transaction; or (iii) if the Option Agreement so specifies, and subject to such rules as may be established by the Committee, through a so-called "cashless exercise" procedure with a designated broker.

         6.6 Nontransferability of Option. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee the Option shall be exercisable only by him, or, in the case of an Optionee who is mentally incapacitated, the Option shall be exercisable by his guardian or legal representative. Notwithstanding the above, the Committee, in its sole discretion, may allow for the limited transfer of a Nonqualified Stock Option to family members of the Optionee, or a trust benefiting such family members, for estate planning purposes.

         6.7 Effect of Death or Other Termination of Employment or Engagement.

                  (a) Except as otherwise provided in this Section 6.7, if, prior to a date thirty (30) days from the Date of Grant of an Option (or such longer time as may be established by the Committee), an Optionee's employment with the Company or a Subsidiary or engagement by the Company or a Subsidiary as a consultant or advisor shall be terminated for any reason, or by the act of the Optionee, the Optionee's right to exercise such Option shall terminate and all rights thereunder shall cease.

                  (b) If, on or after thirty (30) days from the date an Option shall have been granted (or such longer time as may be established by the Committee), an Optionee's employment with or engagement as a consultant or advisor by the Company or its Subsidiaries shall be terminated for any reason other than death, permanent and total disability, for cause, or, in the event of a Nonqualified Stock Option, retirement, the Optionee shall have the right, during the period ending sixty (60) days (or such longer time as may be established by the Committee at the Date of Grant or afterwards) after such termination, to exercise such Option to the extent that it was exercisable at the date of such termination of employment or engagement and shall not have been exercised.

                  (c) If an Optionee shall die at any time after the Date of Grant and while in the employ or engagement of the Company or its Subsidiaries or within 60 days (or such length of time as may be established by the Committee after the Date of Grant or afterwards) after termination of such employment or engagement, the executor or administrator of the estate of the decedent or the person or persons to whom an Option granted hereunder shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right, during the period ending one year after the date of the Optionee's death, to exercise the Optionee's Option to the extent that it was exercisable at the date of termination of employment by death or otherwise and shall not have been exercised; provided, however, such time period may be shortened in accordance with the provisions of Section 6.3 if a shortened exercise period is applied to Optionee in general.

                  (d) If an Optionee shall become permanently and totally disabled or, with respect to a Nonqualified Stock Option, shall retire at any time after the Date of Grant, the Optionee (or in the case of an Optionee who is mentally incapacitated, his guardian or legal representative) shall have the right, during a period ending one year after such retirement or disability, to exercise such Option to the extent that it was exercisable at the date of termination of employment or engagement by retirement or disability and shall not have been exercised; provided, however, such time period may be shortened in accordance with the provisions of Section 6.3 if a shortened exercise period is applied to Optionee in general.

                  (e) If an Optionee's employment with or engagement by the Company or its Subsidiaries shall be terminated by the Company or any Subsidiary for serious misconduct, the Optionee's right to exercise such Option shall immediately terminate and all rights thereunder shall cease. For purposes of this Plan, the term "serious misconduct" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities harmful to the reputation of the Company or the Subsidiaries, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or the Subsidiaries.

                  (f) No transfer of an Option by the Optionee by will or by laws or descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferees or transferees of the terms and conditions of such Option.

         6.8 Rights as Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Options as provided herein. Nothing contained herein or in the Stock Option Agreement shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

         6.9 Dividend or Distribution Equivalents. An Optionee, whether or not his Options are exercisable, shall, in the sole discretion of the Committee, if specifically approved by the Committee at the Date of Grant or at any time thereafter, be entitled to receive a payment in cash, stock, rights, warrants, assets or other securities from the Company, as and when cash dividends or other distributions of stock, rights, warrants, assets or other securities from the Company, as and when cash dividends or other distributions of stock, rights, warrants, assets or other securities are payable or distributed to the holders of the Common Stock of the Company, in the amount equal to the cash dividend or distribution which would be paid to said Optionee in respect of all shares subject to such Options were such Optionee the holder of such shares on the record date for such cash dividend or distribution.

         6.10 Notice of Disqualifying Disposition. Each Incentive Stock Option granted under the Plan shall provide that the employee receiving such Incentive Stock Option shall notify the Company, in writing, to the attention of the Chief Financial Officer, in the event that, prior to the later of two years after the Date of Grant of such Incentive Stock Option or one year after the transfer of any share to him pursuant to such Option, he shall dispose of such share, such notice to state the date of disposition, the nature of the disposition and the price, if any, received for the share.

                                   ARTICLE VII

                               TEN PERCENT OWNERS

         Notwithstanding any other provisions of this Plan, the following terms and conditions shall apply to Incentive Stock Options granted hereunder to a "10-percent owner." For this purpose, a "10-percent owner" shall mean an Optionee who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary.
With respect to a 10-percent owner:

                  (a) the price at which shares of stock may be purchased under an Incentive Stock Option granted pursuant to this Plan shall not be less than 110 percent of the Fair Market Value thereof, said Fair Market Value being determined in the manner described in Section 2.7, above; and

                  (b) the period during which any such Incentive Stock Option may be exercised, to be fixed by the Committee in the manner described in
Section 6.3, above, shall expire not later than five (5) years from the date the Incentive Stock Option is granted.

                                  ARTICLE VIII

                                  ANNUAL LIMITS

         In no event shall the aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of shares with respect to which an Incentive Stock Option is initially exercisable by the holder thereof, in any calendar year (under all Incentive Stock Options granted under all plans of the Company, its Parent (if any), or its Subsidiaries) exceed $100,000.

                                   ARTICLE IX

                           OTHER TERMS AND CONDITIONS

         Any Incentive Stock Options granted hereunder shall contain such and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall constitute such Incentive Stock Option as an "Incentive Stock Option" within the meaning of Section 422 of the Code and lawful regulations thereunder.

                                    ARTICLE X

                               STOCK CERTIFICATES

         10.1 Conditions. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

                  (a) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the receipt of a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof, which the Committee shall in its sole discretion deem necessary or advisable;

                  (b) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

                  (c) The lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience; and

                  (d) Satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities.

         10.2 Legends. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

                                   ARTICLE XI

                TERMINATION, AMENDMENT, AND MODIFICATION OF PLAN

         The Board may at any time, upon recommendation of the Committee, terminate, and may at any time and from time to time and in any respect, amend or modify the Plan; provided, however that no such action shall impair the rights of any holder of an Option theretofore granted; and further provided, that (unless and until such time as shareholder approval is no longer required under the 1934 Act, applicable exchange listing requirements or NASDAQ requirements and applicable corporate law) no such action of the Board without approval of the shareholders of the Company may:

                  (a) Increase the total number of shares of Common Stock subject to the Plan, except as contemplated in Section 5.3 hereof;

                  (b)    Change the manner of determining the Option price; or

                  (c) Change the class of people who may become participants in the Plan; provided, further, that, except to the extent otherwise permitted in Section 6.3, no termination, amendment, or modification of the Plan shall in any manner affect any option theretofore granted under the Plan without the consent of the Optionee or transferee of the Option, shall extend the maximum period during which Options may be exercised, or withdraw the administration of the Plan from the Committee or the Board.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Employment or Engagement. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any director, officer, employee, advisor or consultant the right to continue as such with the Company or any Subsidiary.

         12.2 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

         12.3 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

         12.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

         12.5 Headings, etc., Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

         12.6 Effective Date. The Plan shall become effective upon its approval by the Board of Directors, subject to ratification of the Plan by the holders of a majority of the outstanding shares of Common Stock of the Company within one year preceding or following the date the Plan is approved by the Board. If the Plan is not so approved by the shareholders, the Plan shall terminate and any Options granted hereunder shall be void and have no force or effect whatsoever.

         12.7 Compliance With Laws. The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules, and regulations, including, but not limited to, those of the United States and its states, and to such approvals by any government or regulatory agency as may be required.

         12.8 Governing Law. This Plan shall be construed and interpreted in accordance with and governed by Georgia law, to the extent such construction and interpretation does not adversely affect the treatment of any Option as an Incentive Stock Option under the Code.

                                                                      APPENDIX B

                                    HIE, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                  (amended and restated as of February 2, 1999)

         1. Purpose of the Plan. The purpose of the HIE, Inc. Non-Employee Director Stock Option Plan (the "Plan") of HIE, Inc. (the "Corporation") is to promote the interests of the Corporation and its shareholders in obtaining and maintaining the services of knowledgeable and independent directors on the Corporation's Board of Directors (the "Board"). The Plan is intended to make available for purchase by Non-Employee directors shares of the Corporation's common stock, par value $.01 per share, together with associated preferred stock purchase rights (the "Common Stock"), thus providing an additional incentive for such directors to continue to serve on the Board and giving them a greater interest as shareholders in the success of the Corporation.

         2. Effective Date of the Plan. The Plan shall take effect on the date of its adoption by the Board (the "Effective Date"), provided that the Plan shall be subject to approval by the Corporation's shareholders (to the extent required by applicable law or rules). If the Plan is not so approved by the Corporation's shareholders, the Plan shall terminate and any options granted hereunder shall be void and have no force or effect.

         3. Shares Subject to the Plan. Subject to adjustment as provided in paragraph 13 hereof, an aggregate of 500,000 shares of the Common Stock shall be available for issuance upon the exercise of all options granted under the Plan. Such shares may consist either in whole or in part, as the Board in its discretion shall from time to time determine, either of authorized but unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Corporation. If any option granted under this Plan expires or ceases to be exercisable without having been exercised in full, the unpurchased shares shall thereafter be available for the grant of further options under the Plan.

         4. Administration of the Plan. The Plan shall be administered by the Board. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

         5. Eligibility; Grant of Options.

            (a) Options under the Plan shall be granted to each director of the Corporation who is not otherwise an employee of the Corporation or any subsidiary of the Corporation (a "Non-Employee Director") on the Effective Date or, in the case of future Non-Employee Directors, on (i) the date such director is first duly elected as a director by the shareholders of the Corporation or the Board, or, if later, (ii) the date such director first becomes a Non-Employee Director (in either case, the "Initial Grant Date"). In addition, an option shall be granted to each continuing Non-Employee Director who is serving as such at the annual meeting of the shareholders, provided that such individual has been a Non-Employee Director for the preceding six (6) months (the "Annual Grant Date").

            (b) Each Non-Employee Director shall be granted, as of the Initial Grant Date, with respect to such director, an option to acquire 20,000 shares of Common Stock, subject to adjustment as set forth in paragraph 13 hereof. In addition, in accordance with paragraph (a) above each Non-Employee Director shall be granted on each Annual Grant Date with respect to such director an option to acquire 5,000 shares of Common Stock, subject to adjustment as set forth in paragraph 13 hereof. Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation and by the director to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. An Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board. No option shall be deemed to be granted within the meaning of the Plan and no purported grant of any option shall be deemed effective until such an Agreement shall have been duly executed on behalf of the Corporation and the director to whom the option is to be granted.

         6. Option Price. The option price per share with respect to each option granted under the Plan shall be 100% of the fair market value on the applicable Initial Grant Date or applicable Annual Grant Date (in all cases said date to be referred to as the "Date of Grant"). For purposes of the preceding sentence, the fair market value of a share of Common Stock shall mean the closing sale price of the Common Stock on the Date of Grant or, if a public holiday, weekend or other day in which shares of stock are not publicly traded, the first trading day immediately prior thereto, or, in case no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock on that date, in any case as reported in The Wall Street Journal or, if the Common Stock is not then quoted in The Wall Street Journal or an equivalent publication, as furnished by a member of the National Association of Securities Dealers, Inc. selected by the Corporation for that purpose.

         7. Term of Options. The term of each option granted under the Plan shall be five (5) years from the Date of Grant, subject to earlier termination as provided in paragraphs 10 and 11 herein.

         8. Time and Manner of Exercise of Options.

            (a) Except as otherwise provided herein, options granted under the Plan shall not be exercisable for a period of one year from the Date of Grant. Thereafter, options shall be exercisable in accordance with the terms of the Plan at any time or from time to time during the term of the option, subject to the following: (i) not more than 25% of the total number of option shares shall be purchasable on or following the first anniversary of the Date of Grant; (ii) not more than 50% of the total number of option shares shall be purchasable on or following the second anniversary of the Date of Grant; (iii) not more than 75% of the total number of option shares shall be purchasable on or following the third anniversary of the Date of Grant; and (iv) 100% of the option shares shall be purchasable on or following the fourth anniversary of the Date of Grant.

            (b) Subject to the foregoing, an option granted under the Plan may be exercised in full at one time or in part from time to time by giving written notice, signed by the person or persons exercising the option, to the Corporation, stating the number of shares with respect to which the option is being exercised. Upon the exercise of the option, the purchase price of the shares shall be paid in full (i) in cash; (ii) in shares of Common Stock of the Corporation (not subject to limitations on transfer) valued at the fair market value of such shares on the trading day immediately preceding the date of purchase; provided that any shares of Common Stock tendered for payment shall have been owned for a period of six (6) months or such other period as in the opinion of the Board shall be sufficient for such shares to be considered "mature" shares for purposes of accounting for the transaction; or (iii) if the applicable Agreement so specifies, and subject to such rules as may be established by the Board through a so-called "cashless exercise" procedure with a designated broker; or (iv) a combination of the above. The Corporation shall not be required to deliver certificates for such shares until such payment has been made.

            (c) The holder of an option granted under the Plan shall not have any rights as a shareholder with respect to the shares subject to the option until certificates representing such shares are delivered to him by the Corporation upon the exercise of his option.

         9. Nontransferability of Options. No option granted under the Plan shall be transferable or assignable by the optionee, otherwise than by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him. Notwithstanding the above, the Board, in its sole discretion, may allow for the limited transfer of an option to family members of the optionee, or a trust benefiting such family members, for estate planning purposes.

         10. Effect of Termination of Services or Loss of Eligible Director Status. An option granted under the Plan shall terminate within thirty (30) days immediately following (i) the director's discontinuance of service on the Board of Directors for any reason, with or without cause, other than the director's death or the discontinuance of his services due to the circumstances set forth in paragraph 12 herein, or (ii) the director's loss of Non-Employee status with respect to the Corporation or any subsidiary of the Corporation. In either of such events, the optionee may exercise his option during such thirty-day period, to the extent of the number of shares of Common Stock covered by his option which were purchasable by him at the date of such termination or loss of Non-Employee status, as the case may be.

         11. Death of Option Holder. In the event of the death of an optionee while serving as a Non-Employee Director of the Corporation, the option shall terminate on the earlier of six months following the date of death or the expiration date of the option as provided by paragraph 7 of the Plan. Such option may be exercised during such time by the executors or administrators of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares that the optionee was entitled to purchase under the option on the date of his death.

         12. Change in Control. If an optionee's service as a member of the Board of Directors is terminated or discontinued due to or as result of change in control, his option shall become immediately exercisable in full as of a period beginning thirty (30) days prior to such proceeding, without regard to the provisions of paragraph 8(a) of the Plan. For purposes of this paragraph, a "change in control" of the business and operations of the Corporation shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as in effect on the Effective Date; provided that, without limitation, such a change in control shall be deemed to have occurred if any "person" (as such term is used in Section 13(d)(2) of the Exchange Act) after the Effective Date becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities. Notwithstanding the foregoing, this paragraph 12 shall not apply to the distribution by Healthdyne, Inc. to its shareholders of common stock of the Corporation and such transaction shall not constitute a "change in control" hereunder.

         13. Antidilution. In the event that the outstanding shares of the Common Stock of the Corporation are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which outstanding options, or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. Notwithstanding the foregoing, the Corporation may adjust the option price of any option hereunder pursuant to a formula established by the Corporation solely to preserve without exceeding the value of such option in the event of the spin-off of any subsidiary of the Corporation.

         14. Securities Matters. The exercise of any option granted hereunder shall only be effective at such time as counsel to the Corporation shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. The optionee desiring to exercise an option may be required by the Corporation, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all shares of Common Stock to be acquired pursuant to such exercise shall be held for investment for his own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state laws. The Corporation may, in its sole discretion, defer the effectiveness of any exercise of an option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Corporation shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.

         The Corporation shall inform the optionee in writing of its decision to defer the effectiveness of the exercise of an option granted hereunder. During the period that the exercise of the option has been deferred, the optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

         15. Termination and Amendment of the Plan. Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the Effective Date. The Board may suspend or terminate the Plan or make such modification or amendment thereto as it deems advisable; provided, however, that (a) the Plan may not be amended or modified more than once every six months unless such amendment is necessary to comply with changes to either the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, and (b) except as provided in paragraph 13, the Board may not, without the approval of the shareholders of the Corporation, change the number of shares subject to the Plan or any option granted thereunder, extend the option period provided for in paragraph 7, or materially increase the benefits under the Plan. No termination, modification or amendment of the Plan shall, without the consent of an optionee, adversely affect the rights of such optionee.

                                                                      APPENDIX C


                     HIE, INC. EMPLOYEE STOCK PURCHASE PLAN

                  (Amended and Restated as of February 2, 1999)

1.       PURPOSE

         The primary purpose of the HIE, Inc. Employee Stock Purchase Plan (the "Plan") is to encourage stock ownership by all eligible employees of HIE, Inc. (the "Company") and each "subsidiary corporation" of the Company (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") and hereinafter referred to as a "Subsidiary") for which participation in this Plan has been authorized (under Paragraph 4) in order to increase their interest in the success of the Company and to encourage them to remain in the employ of the Company and each such Subsidiary. The Company intends that this Plan constitutes an "employee stock purchase plan" within the meaning of Section 423 of the Code.

2.       STOCK

         The shares of the Company's stock which may be sold to participants (as described in Paragraph 6) pursuant to options granted under this Plan shall be an aggregate number of 400,000 shares of the authorized but unissued Common Stock, par value $.01, together with associated preferred stock purchase rights, of the Company (the "Stock"). Any shares of Stock which are not purchased pursuant to an option granted on any Offering Date (as defined in Paragraph 5) shall again become available for sale pursuant to options granted under this Plan as of any subsequent Offering Date (as hereinafter defined).

3.       ADMINISTRATION

         The Plan shall be administered by an Employee Stock Purchase Plan Committee (the "Committee") comprised of three (3) persons selected by the Board of Directors of the Company. The Committee shall select one of its members as its Chairman, and shall hold meetings at such times and places as it may determine. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary and shall keep minutes of all meetings and shall make such rules and regulations for the conduct of its business as it deems necessary or appropriate. A majority of the Committee shall constitute a quorum and all determinations of the Committee shall be made by not less than a majority of its members. The interpretation and construction by the Committee of any provision of this Plan shall be final and binding on all employees, eligible employees, participants and on any person making a claim based on the rights, if any, of any such persons under this Plan.

4.       ELIGIBLE EMPLOYEES

         Each employee of the Company and each employee of each Subsidiary (for which participation in this Plan has been authorized under this Paragraph by the Committee) shall be eligible to become a participant in this Plan on an Offering Date (as defined in Paragraph 5) if such employee is employed by the Company or by a Subsidiary, or by any combination of the Company and/or one or more than one Subsidiary, on such date and such an employee shall be referred to in this Plan as an "eligible employee"; provided, no person shall be considered an eligible employee for purposes of this Plan:

                  (1) if his customary employment with the Company or any Subsidiary is twenty hours or less per calendar week or his customary employment with the Company or any Subsidiary is for not more than five months in any calendar year; or

                  (2) if he would own stock (after taking into account the attribution and other constructive ownership rules in Section 423(b)(3) and Section 424(d) of the Code) immediately after the grant of such option which possesses 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or its parent (as defined in Section 424(e) of the Code and hereinafter referred to as a "Parent").

         The Committee as of each Offering Date (as defined in Paragraph 5) shall determine whether a corporation is a Subsidiary and whether a Subsidiary shall be authorized to participate in this Plan for the offering which begins on such Offering Date. However, no Subsidiary shall be authorized to participate in this Plan unless each employee of that Subsidiary is eligible to become a participant in accordance with the rules set forth in this Paragraph 4 and the shareholders of the Company approve the addition of such Subsidiary to the extent required by Code Section 423 and the regulations thereunder.

5.       STOCK OPTION OFFERINGS

         Options to purchase Stock shall be offered to participants (as described in Paragraph 6) in accordance with this Plan through a continuous series of offerings, each of which shall commence on the first business day of a calendar quarter (an "Offering Date") and shall terminate on the last business day of such quarter (a "Termination Date"), and the first Offering Date shall be the first day of the calendar quarter immediately following the date the shareholders of the Company approve the Plan; provided, however,

                  (1) the Committee may decide in its sole discretion that no offering will be made on an Offering Date if, in the opinion of the Committee, the Stock remaining available under this Plan is insufficient to make an offering to all eligible employees, and

                  (2) the Committee acting in its absolute discretion shall have the power to make one offering under this Plan between the date the shareholders of the Company approve the adoption of this Plan and the first day of the calendar quarter immediately thereafter, and the date set by the Committee for the commencement of such offering shall be treated as an Offering Date, and the last day of the calendar quarter in which the offering commences shall be treated as the Termination Date for such offering.

6.       PARTICIPANT

         An employee who elects to become a participant on the payroll deduction authorization form (an "Authorization") provided for this purpose shall become a participant (and such Authorization shall become effective) on the first Offering Date which follows the date he completes and files such Authorization with the Committee, provided he is an eligible employee under Paragraph 4 on such Offering Date. An Authorization shall be effective for each subsequent Offering Date unless amended or revoked by the participant or the participant ceases to be an eligible employee. A participant may file an amended Authorization and, except as expressly provided in Paragraphs 10, 12 and 14 hereunder, such amended Authorization shall become effective on the first Offering Date which follows the date he completes and files such amended Authorization with the Committee. An Authorization shall require an eligible employee to provide such information and to take such action as the Committee in its discretion deems necessary or helpful to the orderly administration of this Plan. A participant's status as such shall terminate at such time as his status as an eligible employee terminates or he elects to terminate such status on an amended Authorization which he completes and files with the Committee.

7.       PAYROLL DEDUCTIONS

         Each Authorization shall specify the amount of the payroll deduction which the participant authorizes the Company and any of its Subsidiaries to make from his Compensation (as defined below) on each payday during which such Authorization remains in effect, provided,

                  (1) such amount shall not be less than two percent (2%) of the participant's current Compensation as paid on each such payday or $25.00, whichever is less, and

                  (2) such amount shall not be more than ten percent (10%) of the participant's current Compensation as paid on each such payday.

         The term "Compensation" for this purpose shall mean a participant's base annual hourly wages, stated salary or sales commissions paid by the Company or any Subsidiary and therefor shall not include any other forms of compensation, including any overtime, profit sharing, bonuses, miscellaneous reimbursements, and contributions by the Company or any Subsidiary to any employee benefit plans. The Committee shall establish a non-interest bearing "account" under this Plan for each participant. All payroll deductions made for a participant shall be credited to such account, and the monies represented by such account shall be held without interest as part of the Company's general assets. A participant may not make any separate cash payment or contribution to such account.

8.       GRANTING OF OPTION

         (a) Except as set forth in Paragraph 8(b), each participant shall be granted (by operation of the Plan) an option to purchase up to 2,000 shares of Stock on each Offering Date, and such option shall expire (to the extent unexercised) on the corresponding Termination Date; provided, however, that no participant shall be granted an option under this Plan if such option will permit his rights to purchase stock under all employee stock purchase plans of the Company, its Parent and any of its Subsidiaries to accrue (within the meaning of Section 423(b)(8) of the Code) at a rate which exceeds $25,000 in the fair market value of such stock (determined at the time such option is granted) for each calendar year (or portion of such year) in which such option would be outstanding.

         (b)(l) If the number of shares available for purchase under the Plan is insufficient on any Offering Date to grant to each participant an option to purchase up to 2,000 shares of Stock but the Committee nevertheless determines to allow such offering, then each participant shall be granted an option (by operation of this Plan) to purchase that number of available shares of Stock which is equal to the total number of available shares divided by the number of participants on such Offering Date.

         (c) The Committee acting in its absolute discretion shall have the power from time to time to increase or decrease the 2,000 share figure set forth in Paragraph 8(a) for any offering, provided the Committee announces the new figure before the Offering Date for such offering, and each participant shall be granted an option (by operation of the Plan) to purchase that number of shares equal to such new figure on such Offering Date and on each subsequent Offering Date until the Committee in accordance with this Paragraph 8(b)(2) announces another new figure.

9.       OPTION PRICE

         The option price ("option price") for each option granted by operation of this Plan under Paragraph 8 shall be the lower of:

                  (1) 85% of the fair market value (as defined below) per share of Stock on the Offering Date, or

                  (2) 85% of the fair market value (as defined below) per share of Stock on the corresponding Termination Date.

         If the Stock is not listed on an established stock exchange on an Offering Date or on a Termination Date, the fair market value per share shall be the closing quoted selling price of the Stock in the over-the-counter market on such date as reflected by The Wall Street Journal or any successor, similar publication. If the Stock is listed on an established stock exchange on an Offering Date or on a Termination Date, the fair market value per share shall be the closing quoted selling price of the Stock on such stock exchange on such date as reflected by The Wall Street Journal or any successor, similar publication. Finally, if the fair market value per share cannot be determined on an Offering Date or on a Termination Date by reference to any such selling prices, such fair market value shall be determined as of such date by whatever equitable means the Committee in its absolute discretion deems appropriate.

10.      EXERCISE OF OPTION

         Unless a participant files an amended Authorization before the Termination Date on which an option granted to him under Paragraph 8 will expire, such option will be exercised automatically for him on such Termination Date for the purchase of as many full shares of Stock subject to the option granted to him as the accumulated payroll deductions credited to his account as of that date under Paragraph 7 will purchase at the option price for such Stock. No participant (or any person claiming through such participant) shall have any interest in any Stock subject to an option until such option has been exercised, at which point such interest shall be limited to the interest of a purchaser of the Stock purchased upon such exercise pending the delivery of such Stock in accordance with Paragraph 11.

         A participant may file an amended Authorization with the Committee before a Termination Date to elect, effective as of such Termination Date,

                  (1) to withdraw in cash all the accumulated payroll deductions credited to his account under Paragraph 7 as of that date; or

                  (2) to exercise his option for a specified number of full shares, which is not less than 5, but is less than the number of full shares of Stock which the accumulated payroll deductions credited to his account under Paragraph 7 will purchase and to withdraw the balance of the accumulated payroll deductions credited to his account under Paragraph 7 as of such Termination Date after giving effect to such partial exercise.

Any such amended Authorization shall state whether the participant elects to terminate his status as such, and a participant who does elect to terminate his status as such thereafter can resume participation on any subsequent Offering Date in accordance with Paragraph 6, provided he remains an eligible employee under Paragraph 4 on such date.

         In the event that the accumulated payroll deductions credited to the account of a participant who exercises his option in full exceed the amount needed to purchase the full number of shares for which his option was granted, such excess shall be refunded to the participant as soon as practicable following the relevant Termination Date, except that any such excess which results solely from the failure to purchase a fractional share of Stock shall be carried forward without interest in the participant's account unless the participant has elected to terminate his status as such effective as of the first Offering Date which follows such Termination Date.

11.      DELIVERY

         Stock purchased upon the exercise of an option under this Plan shall be delivered to a participant registered in the name of the participant or, if the participant so directs on his Authorization filed with the Committee before the relevant Termination Date, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law. As promptly as practicable after each Termination Date, the Company will deliver to each participant the Stock, if any, purchased upon the exercise of his option under Paragraph 10 together with such cash, if any, due as a result of such exercise or as a result of an election not to exercise such option under Paragraph 10.

12. VOLUNTARY ACCOUNT WITHDRAWALS

         A participant may withdraw the accumulated payroll deductions credited to his account under Paragraph 7 at any time before a Termination Date by filing an amended Authorization with the Committee before such date, in which event all of the participant's accumulated payroll deductions credited to his account will be paid to him in cash as soon as practicable after such amended Authorization is filed, and no further payroll deductions shall be made on his behalf until after such Termination Date.

13.      TERMINATION OF EMPLOYMENT

         Nothing in this Plan nor any option granted hereunder shall confer upon any individual the right to continued employment with the Company or any Subsidiary, and a participant's status as such shall terminate automatically on the date his employment by the Company or by any Subsidiary terminates for any reason, including retirement or death. Any option which he may have been granted under the Plan shall expire automatically to the extent unexercised as of such date and shall not thereafter be exercised (or be deemed to have been exercised) in whole or in part, and the accumulated payroll deductions credited to his account will be returned without interest to him or, in the event of his death, to the person or persons entitled to such account under Paragraph 14, as soon as practicable after such termination of employment. A transfer of employment between the Company and any Subsidiary or between one Subsidiary and another Subsidiary shall not be deemed a termination of employment under this Paragraph 13; however, no further payroll deductions will be made if the Subsidiary to which the participant transfers is not authorized to participate in the Plan pursuant to Paragraph 4.

14.      DESIGNATION OF BENEFICIARY

         A participant shall designate on his Authorization a beneficiary who is to receive the Stock, if any, and cash, if any, to the participant's credit under the Plan in the event of such participant's death prior to delivery to him of such Stock and cash. Such designation may be revised at any time by the participant by the filing of an amended Authorization, and his revised designation shall be effective at such time as such amended Authorization is filed with the Committee. The Company shall deliver such Stock, if any, and cash, if any, to a deceased participant's beneficiary upon a determination by the Committee that such delivery is appropriate under the circumstances. In the event of the death of a participant who failed to so designate a beneficiary or, if no person so designated survives the participant or, if after checking his last known mailing address, the whereabouts of the person so designated are unknown and no claim is submitted to the Committee by such person within one year of the participant's death, the Company shall deliver such Stock, if any, and cash, if any, to the person who will receive the proceeds of the participant's group term life insurance under the group term life insurance program maintained by the Company or a Subsidiary or, if none or if the whereabouts of such person are unknown, to the personal representative of the participant, if any has qualified within fifteen (15) months from the date of the participant's death or, if no personal representative has so qualified, the Company, at the direction of the Committee acting in its discretion, may deliver such Stock, if any, and cash, if any, to any heirs at law of the participant whose whereabouts are known by the Committee. No designated beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest whatsoever in the Stock, if any, or cash, if any, credited to the participant under this Plan.

15.      TRANSFERABILITY

         Neither accumulated payroll deductions credited to a participant's account under Paragraph 7 nor any rights to the exercise of an option or to receive Stock under the Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by the participant or any other person during his lifetime, and any attempt to do so shall be without effect, provided that the Committee in its absolute discretion may treat such act as an election to withdraw funds in accordance with Paragraph 12.

16.      ADJUSTMENT

         The number of shares of Stock covered by outstanding options granted pursuant to this Plan and the number of shares of Stock available for the granting of options pursuant to Paragraph 2 of this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock available for the granting of options under Paragraph 2 and the number of shares of Stock covered by stock options granted under this Plan in the event of any corporate transaction described in Section 424(a) of the Code. If any adjustment under this Paragraph 16 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under this Plan and the number of shares subject to options granted pursuant to this Plan shall be the next lower number of whole shares, rounding all fractions downward. An adjustment made under this Paragraph 16 by the Committee shall be conclusive and binding on all affected persons.

17.      SECURITIES REGISTRATION

         If the Company shall deem it necessary to register (under the Securities Act of 1933 or any other applicable statutes) any shares of Stock with respect to which an option shall have been exercised or to qualify any such shares for an exemption from the Securities Act of 1933 under Regulation A of the Rules and Regulations of the Securities and Exchange Commission, the Company shall take such action at its own expense and the Company's obligations with respect to delivery of such shares shall be expressly conditioned upon obtaining such registration or exemption. If the shares of Stock of the Company shall be listed on any national stock exchange at the time of the exercise of an option under this Plan, then whenever required, the Company shall register the shares with respect to which such option is exercised under the 1934 Act (as defined in Paragraph 3), and shall make prompt application for the listing on such stock exchange of such shares, at the sole expense of the Company.

18.      AMENDMENT OR TERMINATION

         This Plan may be amended by the Company's Board of Directors from time to time to the extent that such Board of Directors deems necessary or appropriate in light of, and consistent with, Section 423 of the Code; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company if such approval is required pursuant to applicable law or regulations governing or otherwise applicable to the Plan. The Company's Board of Directors also may terminate this Plan or the granting of options pursuant to this Plan at any time; provided, however, the Board of Directors shall not have the right to modify, cancel or amend any outstanding option granted pursuant to this Plan before such termination unless each participant consents in writing to such modification, amendment or cancellation.

19.      NOTICES

         All Authorizations and other communications from a participant to the Committee under, or in connection with, this Plan shall be deemed to have been filed with the Committee when actually received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt of such Authorizations and communications.

20.      EFFECTIVE DATE OF PLAN

         The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

21.      MISCELLANEOUS

         The headings to paragraphs in this Plan have been included for convenience of reference only. The masculine pronoun shall include the feminine, the singular and the plural, whenever appropriate. This Plan shall be interpreted and construed in accordance with the laws of the State of Georgia.

                                   HIE, INC.
                         1850 PARKWAY PLACE, SUITE 1100
                            MARIETTA, GEORGIA 30067

                               COMMON STOCK PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 17, 1999

   The undersigned hereby appoints PARKER H. PETIT and ROBERT I. MURRIE, and each of them, proxies, with full power of substitution and with discretionary authority, to represent and to vote in accordance with the instructions set forth herein, all shares of Common Stock of HIE, Inc. held of record by the undersigned on March 8, 1999 at the Annual Meeting of Shareholders to be held at the Company's corporate office building, 1850 Parkway Place, Suite 320, Marietta, Georgia 30067, at 11:00 a.m., Atlanta time, on Monday, May 17, 1999, and any adjournments thereof.

1. ELECTION OF THE FOLLOWING NOMINEES TO THE BOARD OF DIRECTORS FOR THE TERMS STATED BELOW AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES NAMED BELOW.

             [ ] FOR all nominees listed below                               [ ] WITHHOLD AUTHORITY to vote
          (except as marked to the contrary below)                           for all nominees listed below

CLASS I (TERM EXPIRING IN 2002): WILLIAM J. GRESHAM, JR., CHARLES R. HATCHER, JR., M.D., AND DONALD W. WEBER
CLASS II (TERM EXPIRING IN 2000):  SCOTT A. JONES
CLASS III (TERM EXPIRING IN 2001): MARK D. SHARY

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE HIE, INC. STOCK OPTION PLAN I TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN BY 500,000 SHARES.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

        [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

                  (Continued and to be signed on reverse side)

3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE HIE, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN BY 250,000 SHARES.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3.

        [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

4. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE HIE, INC. EMPLOYEE STOCK PURCHASE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN BY 200,000 SHARES.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 4.

        [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE AND "FOR" ITEMS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.

                                                  Date:                   , 1999
                                                    ------------------------

                                                  ------------------------------
                                                            Signature:

                                                  ------------------------------
                                                    Signature if held jointly:

                                                  If stock is held in the name
                                                  of two or more persons, all
                                                  must sign. When signing as
                                                  attorney, as executor,
                                                  administrator, trustee, or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.